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                                                                    EXHIBIT 10.8

STORAGE TECHNOLOGY CORPORATION

EMPLOYMENT AGREEMENT

            , 2000
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EXECUTIVE EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is entered into as of ______________ (the "Effective Date") by and between Storage Technology Corporation (the "Company"), a Delaware corporation, and __________________ (hereinafter, "you" or "your") and sets forth the terms and conditions of your employment with the Company. Previously, you and the Company entered into a letter agreement dated ______________ concerning your employment with the Company. This Agreement shall replace and supersede such agreement and all prior agreements between you and the Company concerning your employment with the Company. In consideration of your employment by the Company on the terms and conditions set forth below, and the mutual covenants and agreements contained herein, you and the Company agree as follows:

         1. Position. You will be employed full-time by the Company in the position of ______________________________ of the Company, which is an executive and management level position, reporting to ______________________, the ___________________________of the Company. During your employment, you shall devote your entire working time, attention and energies to the business of the Company and shall be bound by the Company's Corporate Policies and Practices from time to time in effect. You shall not engage in any other business or personal activity or activities that require services by you that may conflict with the proper performance of your duties hereunder.

         2. Certain Defined Terms.

                  a. Cause. "Cause" means any of the following: (i) willful failure to perform your duties and responsibilities as an officer of the Company; (ii) your willful breach of any provision of this Agreement; (iii) your willful breach of any other written agreement between you and the Company; (iv) gross negligence or dishonesty in the performance of your duties hereunder; (v) your willful violation of any of the Corporate Policies and Practices as in effect



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from time to time; (vi) your engaging in conduct or activities that materially conflict with the interests of or injure the Company, or materially interfere with your duties owed to the Company; (vii) your refusal to comply with or material neglect of instructions received from your manager; and (viii) your conviction (including any plea of guilty or nolo contendere) for a felony.

                  b. Change of Control. "Change of Control" means the occurrence of any of the following events:

                           (i) The acquisition by any "person" (as such term is
used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, of the "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) A merger or consolidation of the Company with
any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity [including the parent corporation of such surviving entity]) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or the sale or disposition by the Company of all or substantially all the Company's assets.

                  c. Disability. "Disability" means that you have been unable to substantially perform your duties under this Agreement as the result of your incapacity due to physical or mental illness for a period of twenty-six weeks, consecutive or otherwise, after its commencement. This definition is for purposes of this agreement only and does not address company short term or long term benefit policies.


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                  d. Involuntary Termination. "Involuntary Termination" means any of the following: (i) termination of your employment by the Company which is not effected for Cause; (ii) termination of your employment with the Company by reason of your death or Disability; (iii) during the twenty-four month period following a Change of Control, termination of your employment for any reason other than for Cause; (iv) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 10 below; (v) without your express written consent, your relocation to a facility or a location more than 50 miles from your present office location; (vi) without your express written consent, a material reduction in your Base Salary and Target Bonus opportunity, stated as a percentage of your Base Salary, as defined below, as in effect immediately prior to such reduction, where a material reduction shall be deemed to be a cumulative reduction of greater than fifteen percent (15%), except as provided in Section 4 below; or (vii) without your written consent, a significant reduction of your duties, authority, responsibilities or change in reporting relationship relative to that which was in effect immediately prior to such reduction or change.

                  e. Termination Date. "Termination Date" means any of the following: (i) the date on which the Company delivers to you a written notice of termination or such later date, not to exceed ninety days, specified in the notice of termination; (ii) in the event employment ends by reason of your death or Disability, the date of death or determination of Disability; and (iii) in the event this Agreement is terminated by you, the date on which you deliver a written notice of termination to the Company. Any notice of termination shall specify the provision(s) in this Agreement claimed to provide a basis for termination.

         3. Base Compensation. For your services during your employment, the Company will pay you a base salary at the annualized rate equal to $__________. Such salary shall be paid periodically in accordance with the normal payroll practices of the Company in effect from time to time, less any withholding taxes as set forth below. The amount of your base salary may be


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increased from time to time during your employment, and may be reduced, consistent with Section 2.d, above, if the Board of Directors of the Company ("Board") requires a decrease in base salary for all corporate officers and business unit managers, or as may be mutually agreed upon by you and the Company (such annualized base salary as may be adjusted from time to time is referred to in this Agreement as "Base Salary").

         4. Incentive Bonuses. The Company currently maintains a Management By Objective Bonus Program (the "MBO Program") as may be modified from time to time. During your employment, you shall be eligible to receive bonuses under the terms and conditions of the MBO Program approved by the Board and/or the Human Resources and Compensation Committee of the Board, based upon the achievement of pre-established financial and other performance goals. In particular, you are specifically eligible to receive a bonus under the MBO Program equal to ____% of your Base Salary at the target level of performance. The amount of your target bonus opportunity, stated as a percentage of your Base Salary, may be increased from time to time during your employment, and may be reduced if the Board requires a decrease in the target bonus opportunity for all corporate officers and business unit managers, or as may be mutually agreed upon by you and the Company (such annualized target bonus as may be adjusted from time to time is referred to in this Agreement as "Target Bonus"). Any payments under the MBO Program shall be made in accordance with the provisions of, and under the conditions contained in, the MBO Program, and may be subject to achieving pre-established individual performance goals. Failure to achieve your individual performance goals may result in a reduced payment or no Target Bonus payment.

         5. Termination of Employment; Severance Benefits.

                  a. Involuntary Termination. If your employment terminates as a result of an Involuntary Termination other than for Cause, you shall be entitled to receive a severance payment equal to the sum of (i) one times your Base Salary for the fiscal year then in effect, plus (ii) one times your Target Bonus for the fiscal year then in effect, whether or not such



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bonus would otherwise be payable (or, if no Target Bonus is in effect for such year, the highest Target Bonus in the three preceding fiscal years); provided, that in the event of an Involuntary Termination upon a Change of Control, you shall be entitled to receive a severance payment equal to the sum of (x) two times your Base Salary for the fiscal year then in effect, plus (y) two times your Target Bonus, whether or not such bonus would otherwise be payable (or, if no Target Bonus is in effect for such year, the highest Target Bonus in the three preceding fiscal years). Any severance payments to which you become entitled pursuant to this Section shall be paid to you (or your estate or beneficiary in the event of your death) in a lump sum within thirty calendar days of your Termination Date and shall be paid contingent upon your execution and delivery to the Company of a Settlement and Release Agreement substantially in the form attached hereto as Exhibit A.

                  b. Voluntary Resignation; Termination For Cause. If you voluntarily resign from the Company (other than as an Involuntary Termination), or if the Company terminates your employment for Cause, then you shall not be entitled to receive any severance or other benefits except for those benefits, if any, as may then be established under then existing benefits plans at the time of your resignation or termination.

                  c. Restricted Stock and Stock Options. In the event you are entitled to receive severance pursuant to this Section, then, in addition to such severance, all unvested stock options granted to you under the Company's stock option plans (or under any successor company's stock option plans) on or after the Effective Date shall vest and become exercisable in full, and the Company's right to repurchase any shares of restricted stock purchased under any of the Company's stock plans on or after the Effective Date shall terminate and all such stock shall become fully vested.

                  d. Notice of Termination. Any termination (of your employment with the Company other than by reason of your Death or Disability) shall be communicated by a notice of termination given to the other in accordance with the Notice Provisions of this Agreement.



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Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date.

         6. Employee Benefit Programs.

                  a. You shall be eligible to participate in the employee and executive benefit programs maintained by the Company, including (without limitation) any qualified or non-qualified retirement plans or programs, savings and profit-sharing plans, stock option, restricted stock and other equity plans, bonus plans, deferred compensation plans, life, short-term and long-term disability, medical, accident and other insurance programs, paid vacations in accordance with the policy for executive officers as may be in effect from time to time, and similar plans or programs, subject in each case to the generally applicable terms and conditions of any such plan or program and to the sole determination of the Board, or any committee of the Board, or other committee administering such plan or program. During your employment, the Company shall provide you with (i) an annual reimbursement for financial and tax and estate planning expenses incurred by you in an amount not to exceed 1% of your Base Salary; and (ii) the various executive officer perquisites to the extent the Company continues to offer them from time to time.

                  b. Stock option, restricted stock or other equity benefits, if any, shall be awarded by the Board pursuant to the terms and conditions of the Company's equity plans for employees, as may be in effect from time to time. The Company's 1995 Equity Participation Plan, as amended, provides that stock option and stock appreciation rights may be subject to forfeiture and any option gain may be payable by you to the Company during a period specified in the plan in the event you may engage in activities that are in competition with the Company following your termination. You are encouraged to carefully review the terms of the plan and any other equity plans that may be in effect from time to time, and any stock option agreements in their entirety.



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         7. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to you (i) would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then such severance and other benefits shall be either (i) delivered in full, or
(ii) delivered as to such lesser extent which would result in no portion of such severance and other benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless you and the Company agree otherwise in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"). Such determination shall be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. You and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

         8. Non-Compete; Non-Solicit.

                  a. Each of the parties hereto recognize that your services are special and unique and that the level of compensation and the other provisions herein for compensation and benefits are partly in consideration of and conditioned upon your agreement not to compete with the Company, and that your covenant not to compete or solicit as set forth in this Section



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during and after your employment with the Company is essential to protect the business and good will of the Company.

                  b. You agree that during your employment with the Company and for a period ending twelve months following the Termination Date, you will not either directly or indirectly, engage in any activity in competition with any product, service or other activity of the Company (said competing products, services or activities to be determined and identified at the Company's reasonable discretion at the Termination Date, which may include businesses or markets that the Company has expressed its intent to enter), or harmful or contrary to the interests of the Company, including, but not limited to: accepting employment with or serving as a consultant or advisor or director to any employer that is in competition with the Company or acting against the interests of the Company; or disclosing or misusing any confidential, proprietary or material information concerning the Company (such information includes, without limitation, information regarding the Company's operations, its products and services, product designs, business plans, strategic plans, marketing and distribution plans and arrangements, customers, and financial statements, budgets and forecasts, and employee names, titles, compensation, skills and performance); or participating in any hostile takeover attempt of the Company.

                  c. You agree that for a period of twenty four months you will not, either directly or indirectly: (i) induce or attempt to influence any employee of the Company to leave his/her employ with the Company; (ii) solicit or encourage then-current employees of the Company to apply for employment with any person or entity with which you are employed or with which you intend to become employed, or in which you have or intend to have a financial interest, as a consultant, recruiter, independent contractor or otherwise, or in which you have a substantial financial or equity interest; or (iii) provide to any other person or entity the names of any employee who is employed by the Company on the Termination Date. For purposes of this Section, the term "Company" shall mean and include the Company, any subsidiary or affiliate of the Company, any successor to the business of the Company (by merger,



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consolidation, sale of assets or stock or otherwise) and any other corporation or entity for which you may serve as a director, officer or employee at the request of the Company or any successor of the Company.

                  d. You agree that if you breach the covenants contained in this Section, you will forfeit your right to receive any severance benefits under this Agreement. Further, you agree that if any severance payments have been paid to you, the total amount of such payments shall be returned and paid to the Company promptly upon the Company notifying you of such breach. Nothing contained in this paragraph (d) shall preclude injunctive relief.

                  e. You agree that the Company would suffer an irreparable injury if you were to breach the covenants contained in this Section and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and you hereby stipulate to the entering of such injunctive relief prohibiting you from engaging in such breach.

                  f. If any of the restrictions contained in this Section shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 8 in its reduced form for all purposes in the manner contemplated hereby.

         9. Successors.

                  a. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such



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obligations in the absence of a succession. For all purposes under this
Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

                  b. Employee's Successors. The terms of this Agreement and all your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

         10. Miscellaneous Provisions.

                  a. Withholding. All payments to you pursuant to this Agreement shall be subject to withholding of all amounts required to be withheld by applicable Internal Revenue Service and State tax authorities by the Company and shall be conditioned upon your submission of all information or execution of all instruments necessary to enable the Company to comply with such withholding requirements.

                  b. Confidentiality Agreement. As a condition of your employment, you have executed the Company's standard form Proprietary Rights Agreement or any other confidential inventions and trade secrets agreement. You hereby reaffirm that during your employment with the Company and thereafter you will comply with all provisions of such agreement and agree that you will enter into such modifications or amendments thereof as the Company may reasonably request from time to time.

                  c. Stock Ownership Guidelines. During your employment with the Company, you agree to comply with the corporate officer stock ownership guidelines approved by the Board or any committee of the Board, as may be amended from time to time.



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                  d. Notice. Any notice required to be given under this
Agreement shall be given in writing, either by personal delivery or by causing such written notice to be mailed, first class postage prepaid, in the United States mail, to the parties at the addresses set forth below, or at such other address for a party as shall be specified by like notice, provided that notices of change of address shall be effective only upon receipt thereof.

                  Company:   Storage Technology Corporation
                             One StorageTek Drive
                             Louisville, Colorado 80028
                             Attention:  General Counsel

                  Executive: ------------------------------

                             ------------------------------

                             ------------------------------

                  e. Amendment or Modification. This Agreement may not be amended or modified and no provision shall be waived unless agreed to in writing and signed by you and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other provision or condition at another time.

                  f. Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section shall be void. The Company may assign its rights under this Agreement to an affiliate.



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                  g. Governing Law. This Agreement is entered into in accordance with, and shall be interpreted pursuant to the provisions of, the laws of the State of Colorado.

                  h. Arbitration. Any controversy or claim arising between you and the Company including, without limitation, any claims, demands or causes of action alleging wrongful discharge; unlawful discrimination based on sex, age, race, national origin, disability, religion or other unlawful basis; breach of contract; or any claims seeking damages under any federal, state or local law, rule, regulation or common law theory; but excluding any claims by you for worker's compensation or unemployment compensation, and excluding any claims by the Company for injunctive relief (for instance, for breach of confidentiality, breach of a covenant not to compete, violation of trade secrets, or unfair competition), shall be resolved by final and binding arbitration. By signing below, you voluntarily waive any right to submit claims to a judge or jury in either state or federal court. The arbitration shall be held in Denver, Colorado, or elsewhere by mutual agreement. The selection of the arbitrator and procedure shall be governed by the Employment Arbitration Rules of the American Arbitration Association, as amended. The arbitrator shall be someone with a minimum seven years of employment law background and from the AAA Commercial Arbitration Panel or, if both parties agree, the Judicial Arbiters Group. The arbitrator shall apply the applicable substantive law to any claim; for any state law claim or damages issues, the law of Colorado shall govern, including but not limited to the provisions of C.R.S. Sections 13-21-102(5). Judgment upon an award rendered by an arbitration may be entered by any court having jurisdiction. The Company will pay the cost normally associated with the arbitration, including the arbitrator's fee and any fee for a hearing facility. Following resolution of all claims between the parties in an arbitration proceeding, if the arbitrator so determines, the Company shall reimburse you for all reasonable legal fees and expenses that you incurred in connection with a successful claim to enforce your rights under this Agreement.



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                  i. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect in accordance with their terms.

                  j. Entire Agreement. This Agreement, together with the other agreements referenced herein, embody the entire agreement between the parties relating to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written.

                  k. Knowledge and Representation. By signing below, you acknowledge that the terms of this Agreement have been fully explained to you, that you understand the nature and extent of the rights and obligations provided under this Agreement, and that you have been encouraged to and have had an opportunity to consult legal counsel prior to signing this Agreement.



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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer or representative, as of the day and year first above written.

STORAGE TECHNOLOGY CORPORATION



By:
   ------------------------------------

Title:
      ---------------------------------

EXECUTIVE:


---------------------------------------



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                                    EXHIBIT A

                             SETTLEMENT AND RELEASE


1. In exchange for payment of salary (in the amount of ________) and bonus (in the amount of _________) to ___________ ("Employee"), by Storage Technology Corporation ("Company") and other good and valuable consideration, Employee hereby irrevocably and unconditionally releases and discharges the Company, its past and present subsidiaries, divisions, officers, directors, agents, employees, successors, and assigns (separately and collectively, "releasees") jointly and individually, from any and all claims, known or unknown, which he/she, his/her heirs, successors or assigns have or may have against releasees and any and all liability which releasees may have to him/her whether denominated claims, demands, causes of action, obligations, damages, or liabilities arising from any and all bases, however denominated, including but not limited to, any claims of discrimination under the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Rehabilitation Act, the Family Medical Leave Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991 or any federal or state civil rights act, claims for wrongful discharge, breach of contract, or for damages under any other federal, state or local law, rule or regulation, or common law under any theory; provided, however, that this release does not affect (1) any claims for benefits which have vested or shall vest on or before the effective date of this Settlement and Release ("Release") under any of the Company's benefit plans; (2) any claims for indemnification for acts of Employee which have occurred or may occur as an officer or employee of the Company; or (3) any claims which may arise after the execution of this Release. This release specifically excepts any claim Employee may wish to make for unemployment compensation, and the Company agrees not to contest any claim made by Employee for unemployment compensation. This release is for any relief, no matter how denominated, including, but not limited to, back pay, front pay, compensatory damages, punitive damages, or damages for pain and suffering. Employee further agrees that he/she will not file or permit to be filed on his/her behalf any such claim, will not permit himself/herself to be a member of any class seeking relief against the releasees and will not counsel or assist in the prosecution of claims against the releasees, whether those claims are on behalf of himself/herself or others, unless he/she is under a court order to do so.

2. Employee agrees that by signing this Release, he/she is giving up the right to sue for age discrimination, and that under this Release Employee shall receive consideration to which he/she is not otherwise entitled, and would not receive but for his/her release of rights under the ADEA. Employee has up to twenty-one (21) days after



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        delivery of this Release to consider whether to sign this Release.
        Employee agrees that, after he/she has signed and delivered this Release to the Company, this Release will not be effective or enforceable until the end of a seven (7) day revocation period beginning the day after the Employee signs this Release, and that Employee will not receive the severance payment due under the Employment Agreement until this seven-day period has expired. During this seven-day period, Employee may revoke this Release, without reason and in his/her sole judgment, but he/she may do so only by delivering a written statement of revocation to the Company to the attention of General Counsel. If the Company does not receive a written statement of revocation from Employee by the end of the revocation period, then this Release will become legally enforceable and Employee may not thereafter revoke this Release.

3. Employee agrees that this Release shall be governed by federal law and the internal laws of the State of Colorado, irrespective of the choice of law rules of any state.


ACKNOWLEDGMENT:

Employee's signature below acknowledges that he/she has read this document fully, that he/she understands and agrees to its contents, that he/she understands that it is a legally binding document, and that he/she has been advised to consult a lawyer of his/her choosing before signing this Release, and has had the opportunity to do so.



--------------------------                  -----------------------------------
Date                                        EMPLOYEE





This Release presented to Employee on                           .
                                      --------------------------



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